Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Christopher Boehmler, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Quantum Computing, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	[Omitted]; and

5.	[Omitted].

Date: September 10, 2024	By:	/s/ Christopher Boehmler
Christopher Boehmler
Principal Financial Officer Quantum Computing, Inc.